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                                                                     Exhibit 9.2

                 AMENDMENT NO. 1 TO VOTING AGREEMENT

                 AMENDMENT (this "AGREEMENT") dated as of May 30, 1996 to the Voting Agreement dated as of March 30, 1996 (the "VOTING AGREEMENT") among LEONARD ABRAMSON, AETNA LIFE INSURANCE COMPANY, a Connecticut insurance corporation, and AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut insurance corporation.

                 The parties hereto agree as follows:

                 ARTICLE I. Amendment of Section 1(a). The first sentence of
Section 1(a) of the Voting Agreement is amended by changing the reference therein to "14,441,955 shares of Class B Stock" to "14,411,955 shares of Class B Stock".

                 ARTICLE II. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law rules of such Commonwealth.

                 ARTICLE III. Counterparts. This Agreement may be signed by any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 ARTICLE IV. Force and Effect. Except as expressly amended hereby, the Voting Agreement shall remain in full force and effect.
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                 IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                                           --------------------------------
                                           LEONARD ABRAMSON


                                           AETNA LIFE INSURANCE COMPANY

                                           By: /s/ Richard Huber
                                           --------------------------------
                                           Name:   Richard Huber
                                           Title:  Vice Chairman

                                           AETNA LIFE INSURANCE AND
                                             ANNUITY COMPANY

                                           By: /s/ Susan Schechter
                                           --------------------------------
                                           Name:   Susan Schechter
                                           Title:  Secretary

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